UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 – 245 East Liberty Street
Reno, Nevada 89501
 (Address of principal executive offices and Zip Code)

1-888-597-8899
 Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this Current Report, the terms “we”, “us”, “our” and the “Company” refer to Cybermesh International Corp.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

On January 19, 2011, the Company converted $100,000 of convertible debt owned by WIW 0005 LLC, DBA Asher Advisors, a New Mexico limited liability corporation (“Asher”), originally sold on September 9, 2009 in an offering exempt from registration pursuant to Regulation S in an offshore transaction. Pursuant to the terms of the conversion and the instructions of Asher, the Company issued an aggregate of 10,000,000 shares of common stock to the following ten accredited investors: Equinox One Consulting LLC, WIW 0005 LLC, WIW 0004 LLC, Da He LLC, Toby LLC, Nevada Place LLC, Riley Holdings LLC, LSS Consulting, Snowmass Trust, Sean James McNamara and Iridium Capital LLC. The offer and sale of the shares were exempt from registration pursuant to Regulation S of the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 19, 2011 Jill Crees was appointed to the position of Secretary of the Company, replacing John Samuel Porter in this position.

Mrs. Crees, age 61, previously was the food and beverage director of Frontier Hotel in Las Vegas from 1998 to July of 2007, and owner and manger of the Thai Grill restaurant in Las Vegas from June, 2008 to Dec 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2011.
CYBERMESH INTERNATIONAL CORP /s/ John Samuel Porter ____________________________________ John Samuel Porter President